Exhibit 10.4

AMENDMENT NO. 1

TO THE

UBS SECURITIES LLC FUTURES AND OPTIONS CUSTOMER AGREEMENT

This Amendment No. 1 (“Amendment”) to the UBS Securities LLC Futures and Options Customer Agreement (“Agreement”) dated as December 4, 2006 by and between UBS Securities LLC (“UBS-S LCC”) and WCM Pool LLC (“Customer”) is made as of this 9th day of October, 2009 by and between UBS-S LLC and Customer.

WITNESSETH:

WHEREAS, the parties hereto wish to amend the Agreement by adding an additional paragraph on Page 15 entitled “Consent to Control”.

NOW THEREFORE, in consideration of the premises and the mutual agreements and covenants contained in the Agreement and herein, the parties hereto agree as follows:

1. Consent To Control. The parties to this Agreement hereby agree to add an additional paragraph to this Agreement on page 15 entitled “Consent to Control” by adding the following additional language:

Consent to Control

UBS-S LLC and the undersigned each acknowledge and agree that UBS-S LLC holds contracts, cash, securities and/or other property, and proceeds of such property (collectively, “Assets”) in account:

00A-15666 for itself and also as agent and bailee for all UBS AG (“UBS AG”) as secured Party under a Credit Support Annex to the Schedule to the ISDA Master Agreement between the undersigned and UBS AG (“ISDA Master”). All Assets shall secure first UBS-S LLC under this Agreement and second the obligations to UBS AG under the ISDA Master. Anything in this Agreement to the contrary notwithstanding, UBS-S LLC hereby agrees to comply with entitlement orders and other instructions with respect to the Assets, which entitlement order or instruction is originated by UBS AG without further consent of the undersigned; and the undersigned hereby consents to such agreement. In addition, the undersigned hereby consents to any agreement pursuant to which UBS-S LLC agrees to comply with entitlement orders originated by UBS AG with respect to the Assets, including the entering into control or similar agreements. UBS-S LLC represents and warrants that it has not, and agrees that it will not, agree to comply with entitlement orders concerning the Assets that are originated by any person other than (i) the undersigned (unless UBS AG shall have given a “notice of sole control”) or (ii) a UBS AG. The undersigned may withdraw all or part of the Assets so long as such withdrawal would not cause a violation of then-applicable margin requirements of UBS-S LLC or the collateralization requirements of UBS AG.

2. Defined Terms. Capitalized terms used herein but not otherwise defined herein shall have the meaning ascribed to them in the Agreement.

3. Effective Date of Amendment. This Amendment shall be effective retroactively to the date of the Agreement as set forth above.

4. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the United States of America and the State of Illinois, regardless of the laws that might otherwise govern under applicable choice-of-law principles.

5. Counterparts. This Amendment may be executed in one or more counterparts, each of which shall, however, together constitute one and the same document.

6. Reaffirmation. Except as amended herein, the Agreement is hereby ratified, approved and confirmed in all respects.

[THE NEXT PAGE IS THE SIGNATURE PAGE]

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered by their respective officers thereunto duly authorized as of the date first above written.

CUSTOMER

By:	/s/ Esther E. Goodman
Esther E. Goodman
SEVP & COO

UBS SECURITIES LLC

By:	/s/ Jeff Ollada	By:	/s/ Susan M. Albrecht
	Jeff Ollada		Susan M. Albrecht
	Director		Associate Director

UBS AG

By:	/s/ Ruth G. Laslo	By:	/s/ Jennifer W. Gabrielson
	Ruth G. Laslo		Jennifer W. Gabrielson
	Executive Director & Senior Counsel		Executive Director
	Region Americas Legal		Region Americas Legal
	Fixed Income Section		Fixed Income Section